Exhibit 99.2

Oclaro Sells Zurich Gallium Arsenide Laser Diode

Business to II-VI Incorporated for $115 Million

Oclaro also receives $5 million for option to sell amplifier and micro-optics business for $88 million

SAN JOSE, Calif., September 12, 2013— Oclaro, Inc. (NASDAQ: OCLR), a leading provider and innovator of optical communications solutions, today announced that it has sold its Oclaro Switzerland GmbH subsidiary and associated laser diodes business to II-VI Incorporated (NASDAQ:IIVI) in a transaction valued at $115 million. In addition, II-VI acquired an exclusive option to purchase Oclaro’s optical amplifier and micro-optics business for $88 million in cash.

“The sale of our Gallium Arsenide laser diode business is an important first step in our plan to restructure the company,” said Greg Dougherty, CEO, Oclaro. “The Zurich-based business, including the team and its rich legacy, is a valuable asset and we wish II-VI and the team much future success. We will use the proceeds from the sale to fully repay our bridge financing and to begin restructuring the company for the future. We intend to further simplify our operating footprint, reduce our cost structure and focus our R&D investment in the optical communications market where we can leverage our core competencies.”

Transaction Terms

Of the total transaction value of $115 million, Oclaro received $92 million in cash today. Oclaro will retain the existing accounts receivable of the business, estimated at approximately $15 million. The remaining $8 million is being held by II-VI subject to traditional post-closing conditions.

As part of the agreement, II-VI has purchased the Oclaro Zurich, Switzerland company, which includes its GaAs fabrication facility, and also the corresponding high power laser diodes, VCSEL and 980nm pump laser product lines, including intellectual property, inventory, equipment and a related R&D facility in Tucson all of which are associated with these businesses (‘the Zurich business”). Revenues for the Zurich business were approximately $87 million for the fiscal year ended June 29, 2013.

Oclaro will continue the back-end manufacturing of the 980nm pump and some high power laser diode products at its Shenzhen, China manufacturing facility and supply them to II-VI under a manufacturing services agreement. The employees of Shenzhen, China will continue to be employed by Oclaro. In addition, various supply and transition service agreements have been established between the companies to ensure a smooth transition.

The option to purchase Oclaro’s optical amplifier and micro-optics business, for which II-VI separately paid $5 million in cash, will expire if not exercised within 30 days. If this option is exercised and II-VI purchases the amplifier and micro-optics business, the option price will be applied to the purchase price. If II-VI does not exercise this option, the $5 million payment will be retained by Oclaro.

Total proceeds received by Oclaro today were $97 million.

Foros and Imperial Capital acted as financial advisors to Oclaro.

Conference Call

Oclaro will hold a conference call on September 16, 2013 at 5:00 p.m. ET/2:00 p.m. PT to discuss the transaction in more detail, as well as the company’s financial results for the fiscal fourth quarter and full fiscal year, ending June 29, 2013. To listen to the live conference call, please dial (480) 629-9760. A replay of the conference call will be available through September 23, 2013. To access the replay, dial (858) 384-5517. The passcode for the replay is 4639762. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is one of the largest providers of optical components, modules and subsystems for the optical communications market. The company is a global leader dedicated to photonics innovation, with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Korea and Japan. It has in-house and contract manufacturing sites in China, Malaysia and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com.

Safe Harbor Statement

This press release contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) expectation regarding the sale of its Zurich business, (ii) closing the sale of the Amplifier business, (iii) restructuring Oclaro for the future, (iv) simplifying Oclaro’s operating footprint, (v) progress toward Oclaro’s target business model, including financial guidance for the fiscal quarter ending September 28, 2013 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, and (vi) Oclaro’s market position and future operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) The exercise of the option to purchase the optical amplifier and micro optics business (“Amplifier business”) and Oclaro’s ability to close the sale of the Amplifier business, (ii) the future performance of Oclaro and its ability to effectively integrate the operations of acquired companies following the closing of acquisitions and mergers, including its merger with Opnext, and to effectively restructure its operations and business following the sale of its Zurich and Amplifier business in accordance with its business plan, (iii) the potential inability to realize the expected and ongoing benefits and synergies of acquisitions and mergers and benefits of asset dispositions, (iv) the impact to our operations, revenues and financial condition attributable to the flooding in Thailand, (v) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (vi) our ability to meet or exceed our gross margin expectations, (vii) the effects of fluctuating product mix on our results, (viii) our ability to timely develop and commercialize new products, (ix) our ability to reduce costs and operating expenses, (x) our ability to respond to evolving technologies and customer requirements and demands, (xi) our dependence on a limited number of customers for a significant percentage of our revenues, (xii) our ability to maintain strong relationships with certain customers, (xiii) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xiv) our ability to effectively and efficiently transition to an outsourced back-end assembly and test model, (xv) our ability to timely capitalize on any increase in market demand, (xvi) increased costs related to downsizing and compliance with regulatory and legal requirements in connection with such downsizing, (xvii) competition and pricing pressure, (xviii) the potential lack of availability of credit or opportunity for equity based financing, (xix) the risks associated with our international operations, (xx) Oclaro’s ability to service and repay its outstanding indebtedness pursuant to the terms of the applicable agreements, (xxi) the outcome of tax audits or similar proceedings, (xxii) the outcome of pending litigation against the company, (xxiii) Oclaro’s ability to maintain or increase its cash reserves and obtain financing on terms acceptable to it or at all, and (xxiv) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.

Oclaro, Inc. Contact

Jerry Turin

Chief Financial Officer

408-383-1400

ir@oclaro.com

Investor Contact

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

ir@oclaro.com